                                                                  EXHIBIT 99 (B)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                    PRINCIPAL AMOUNT
NO. R-                   CUSIP No. 590188 A24                        $

                            MERRILL LYNCH & CO., INC.
                                MEDIUM-TERM NOTE,
                                    SERIES B

            0.50% Callable and Exchangeable Notes due February , 2005 (Linked to the performance of a Specified Portfolio of common stocks)
                                 (the "Notes")


         MERRILL LYNCH & CO., INC., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay and discharge each Note evidenced hereby on February , 2005 (the "Maturity Date") by delivering to CEDE & CO., or registered assigns with respect to the principal amount hereof,

         DOLLARS ($ ), an amount equal to the greater of (i) the Portfolio Value (as defined below) on the third scheduled Trading Day (as defined below) immediately prior to the Maturity Date; provided, however, that if (a) a Market Disruption Event (as defined below) occurs on the third scheduled Trading Day immediately prior to the Maturity Date, the Portfolio Value shall be determined on the second scheduled Trading Day immediately prior to the Maturity Date unless a Market Disruption Event occurs on such second Trading Day, in which case the Portfolio Value shall be determined on the first scheduled Trading Day immediately prior to the Maturity Date regardless of whether a Market Disruption Event occurs on such date, and (b) that if the delivery at maturity is based on the foregoing formula, the Holder of the Notes will not receive accrued interest from and including August , 2004 through the Maturity Date, or (ii) $1,000 in cash plus accrued and unpaid interest through but excluding the Maturity Date, or as such terms are defined below, and determined in accordance with the provisions set forth below, and to pay interest on the principal amount hereof from February , 2000, or from the most recent date in respect of which interest has been paid or duly provided for, semiannually in arrears on February and August , in each year (each an "Interest Payment Date"), commencing August , 2000, at the rate of 0.50% per annum (the "Interest Rate"), until the principal amount is paid or duly made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of the Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, as more fully provided in such Indenture. If the value of (i) above is greater than (ii) above, the Company will deliver to the Holder of the Notes on the Maturity Date the contents of the Portfolio (as defined below) which will equal the number of shares of Portfolio Common Stocks, other securities, cash and/or other property, as applicable, equal to the respective Share Multiplier (as defined below) for each of the portfolio securities or each such unit; provided, however, that the Company will pay the Holder of the Notes cash in lieu of delivering fractional shares, in an amount as determined by the Calculation Agent (as defined below). However, if in the opinion of the Calculation Agent there occurs a Market Disruption Event on either the third or the second scheduled Trading Day prior to the Maturity Date and the value of (i) is being calculated on either such date, then at maturity the Company will have the option, but not the obligation, to pay the Holder of the Notes the U.S. dollar equivalent of the Portfolio Value as determined by the Calculation Agent according to the formula set forth above; provided, further, that if in the opinion of the Calculation Agent there occurs a Market Disruption Event occurred on the first scheduled Trading Day prior to the Maturity Date and the value of (i) is being calculated on such date, then at maturity the Company will deliver the U.S. dollar equivalent of the Portfolio Value as determined by the Calculation Agent according to the formula set forth above. Alternatively, if the value of (ii) above is greater than (i) above, the Company will pay the Holder of the Notes the value of (ii) in U.S. dollars. The Notes will be issued in minimum denominations of U.S.$1,000 and integral multiples thereof.

           Payment of interest and the amounts payable or deliverable, as the case may be, upon exchange, redemption or at maturity (as described below) with respect to this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company shall, or shall cause the Calculation Agent to, pay U.S. Dollars or deliver the Portfolio Common Stocks, or other securities and/or property, if any, as applicable at the Maturity Date or upon early redemption or exchange to the Trustee for delivery to the Holder of the Notes in respect of such payments or deliveries.

           The Company may redeem all of the Notes, at any time, on any Business Day after February , 2002, upon not more than 30 nor fewer than 15 calendar days notice to the Holder of the Notes. Any date upon which the Company gives the Holder of the Notes notice that it is redeeming the Notes is referred to herein as the "Redemption Notice Date". Unless the Holder has exchanged his or her Notes prior to February , 2002, the Holder will receive interest through and including February , 2002 regardless of whether the Company redeems all of the Notes after February , 2002. If the Company redeems the Notes, for each $1,000 principal amount of Notes owned by a Holder, the Company shall deliver or pay such an amount to the Holder equal to the greater of: (i) the Portfolio Value on the first Trading Day immediately following the applicable Redemption Notice Date; provided, however, that if a Market Disruption Event occurs on the first Trading Day following the applicable Redemption Notice Date, the Portfolio Value shall be determined on the second Trading Day following the applicable Redemption Notice Date unless a Market Disruption Event occurs on such second Trading Day, in which case the Portfolio Value shall be determined on the third Trading Day following the applicable Redemption Notice Date regardless of whether a Market Disruption Event occurs on such date; and that if the amount the Holder of the Notes receives is based upon the foregoing formula, no interest shall accrue on the Notes from and including the immediately preceding Interest Payment Date through the date of early redemption; or (ii) $1,000 in cash plus accrued and unpaid interest through but excluding the date of early redemption. If the value of (i) above is greater than (ii) above, the Company will deliver to the Holders of the Notes on the applicable settlement date the contents of the Portfolio which will equal the number of shares of Portfolio Common Stocks, other securities, cash and/or property, as applicable equal to the respective Share Multiplier for each of the portfolio securities or for each such unit; provided, however, that the Company will pay the Holder of the Notes cash in lieu of delivering fractional shares, in an amount as determined by the Calculation Agent. However, if in the opinion of the Calculation Agent there occurs a Market Disruption Event on the third Trading Day following the applicable Redemption Notice Date, then upon early redemption, the Company will have the option, but not the obligation, to pay the Holder of the Notes the U.S. dollar equivalent of the Portfolio Value as determined by the Calculation Agent based upon the foregoing formula. Alternatively, if the value of (ii) above is greater than (i) above, the Company will pay the Holder of the Notes the value of (ii) in U.S. dollars. If the Company redeems the Notes, the Holder is precluded as of the Redemption Notice Date from exercising his or her exchange right.

           On any Trading Day after February , 2000 and ending the earlier of
(i) 15 scheduled Trading Days before the Maturity Date or (ii) the Redemption Notice Date, upon written notice to the Calculation Agent and the Trustee (in the form of Annex A attached hereto), the Holder of the Notes may exchange the Notes for the Exchange Amount (as defined herein). Any date on which the Holder provides notice to cause the Company to exchange the Notes is referred to as the "Exchange Notice Date". If the Calculation Agent receives the Holder's notice after 3:00 p.m. on any Trading Day, the Calculation Agent will consider such notice as received on the following Trading Day. The date the Calculation Agent is deemed to have received the Holder's notice is referred to as the "Exchange Receipt Date". If the Holder chooses to exercise its Holder exchange right, the Company may no longer redeem the Notes as of the applicable Exchange Notice Date. The "Exchange Amount" means, for each $1,000 principal amount of the Notes the Holder exchanges, the contents of the Portfolio which will equal a number of shares of the Portfolio Common Stocks, other securities, cash and/or property equal to the respective Share Multiplier for each of the portfolio securities or for each such unit on the first Trading Day following the Exchange Receipt Date; provided, however, that no interest will accrue from and including the immediately preceding Interest Payment Date through the date of exchange. The Company will deliver such shares, other securities, cash and/or property to the Holder no more than 15 calendar days after the Exchange Receipt Date; provided, however, that the Company will pay the Holder of the Notes cash in lieu of delivering fractional shares in an amount as determined by the Calculation Agent. However, if a Market Disruption Event occurs on the first Trading Day following the applicable Exchange Receipt Date, the date of determination for the Exchange Amount will be the second Trading Day following the applicable Exchange Receipt Date unless a Market Disruption Event occurs on such second Trading Day, in which case the date of determination for the Exchange Amount shall be the third Trading Day following the applicable Exchange Receipt Date regardless of whether a Market Disruption Event occurs on such date; provided, further, that if in the opinion of the Calculation Agent there occurs a Market Disruption Event on the third Trading Day following the applicable Exchange Receipt Date, then upon exchange, the Company will have the option, but not the obligation, to pay the Holder of the Notes the U.S. dollar equivalent of the Exchange Amount as determined by the Calculation Agent.

           As used herein:

           "Business Day" means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

           "Calculation Agent" means Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"). All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Notes.

           "Lucent" means Lucent Technologies Inc., a Delaware corporation.

           "Lucent Common Stock" means the common stock of Lucent.

           "Market Disruption Event" means:

                     (i) a suspension, absence (including the absence of an official closing price) or material limitation of trading of any Portfolio Security on the NYSE or the Nasdaq Stock Market for more than two hours of trading or during the one-half hour period preceding or at the close of trading in such market, as determined by the Calculation Agent in its sole discretion; or the suspension or material limitation on the primary market for trading in options contracts related to any Portfolio Security, if available, during the one-half hour period preceding or at the close of trading in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                     (ii) a determination by the Calculation Agent in its sole discretion that the event described in clause (i) above materially interfered with the ability of the Company or any of its affiliates or MLPF&S to unwind all or a material portion of the hedge with respect to the Notes or to purchase shares of the Portfolio Common Stocks for the purpose of delivering either the Exchange Amount, an amount due upon early redemption or an amount due at maturity.

                     For purposes of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event, (3) limitations pursuant to any rule or regulation enacted or promulgated by the NYSE or the Nasdaq Stock Market (or other regulatory organization with jurisdiction over the NYSE or the Nasdaq Stock Market) on trading during significant market fluctuations will constitute a suspension or material limitation of trading in any Portfolio Security, (4) a suspension of trading in an options contract on any Portfolio Security Common Stock by the primary securities market trading in such options, if available, by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in options contracts related to such Portfolio Security, and
           (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to any Portfolio Security are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

                     If the Reorganization Event Amount includes securities other than the original portfolio securities, then the above definition shall be revised to include each such security in the same manner as each Portfolio Security is considered in determining whether a Market Disruption Event exists. The definition of Market Disruption Event shall only consider those securities included in determining the Reorganization Event Amount, and thus if such Portfolio Security is not included in the determination of the Reorganization Event Amount, then the Portfolio Security shall not be considered in determining whether a Market Disruption Event exists.

           "Market Price" means, for any date of determination on any Trading Day, the official closing price, in the afternoon session, as applicable, of one share of any Portfolio Security as reported by the principal exchange on which each of the portfolio securities is traded on such date. If the official closing price is not available for any reason, including, without limitation, the occurrence of a Market Disruption Event, the Market Price for any Portfolio Security for any date shall be the arithmetic mean, as determined by the Calculation Agent, of the bid prices for the security obtained from as many dealers in the security, but not exceeding three, as will make the bid prices available to the Calculation Agent after 3:00 p.m., local time in such principal market, on such date.

           "Nortel" means Nortel Networks Corporation, a Canadian corporation.

           "Nortel Common Stock" means the common stock of Nortel.

           "NYSE" means the New York Stock Exchange.

           "Portfolio" means initially the Portfolio Common Stocks, but remains subject to adjustment from time to time to reflect the addition and/or substitution of any cash, securities and/or other property as provided herein.

           "Portfolio Common Stocks" means the common stock of Lucent, Nortel and Texas Instruments.

           "Portfolio Value" Portfolio Value means the sum of the following: (i) the products, for each of the portfolio securities, of the Market Price of the common stock for each of the portfolio securities multiplied by the applicable Share Multiplier for each of the portfolio securities, (ii) for any cash received in a Reorganization Event (as defined below), an amount equal to the amount of cash received per share of the common stock of the applicable Portfolio Security multiplied by the Share Multiplier in effect on the date all of the holders of shares of such Portfolio Security irrevocably receive such cash, plus accrued interest from the date of the payment or delivery of the consideration, if any, received in connection with the Reorganization Event until the Maturity Date, date of early redemption or date of exchange, as the case may be, at a fixed interest rate determined on the date of the payment or delivery equal to the interest rate that would be paid on a standard senior non-callable debt security of the Company with a term equal to the remaining term of this Note, and (iii) for any property other than cash or securities received in a Reorganization Event, the market value, as determined by the Calculation Agent, of the property received for each share of the applicable Portfolio Security at the date of the receipt of the property multiplied by the then current Share Multiplier.

           "Share Multiplier" initially means    for Lucent Common Stock,    for
Nortel Common Stock and    for Texas Instruments Common Stock, but shall
be subject to adjustment by the Calculation Agent, as provided herein, through and including the Maturity Date.

           "Texas Instruments" means Texas Instruments Incorporated, a Delaware corporation.

           "Texas Instruments Common Stock" means the common stock of Texas Instruments.

           "Trading Day" means a day on which the NYSE, the American Stock Exchange and the Nasdaq Stock Market are open for trading as determined by the Calculation Agent.

Dilution and Reorganization Adjustments

           The Share Multiplier with respect to any component of the Portfolio used to calculate the amount deliverable or payable to the Holder on any date of determination is subject to adjustment by the Calculation Agent as a result of the dilution and reorganization adjustments described below.

1. If a Portfolio Security is subject to a stock split or reverse stock split, then once such split has become effective, the Share Multiplier relating to such Portfolio Security shall be adjusted to equal the product of the prior Share Multiplier and the number of shares which a holder of one share of the Portfolio Common Stock, prior to the effective date of such stock split or reverse stock split, would have owned or been entitled to receive immediately following the applicable effective date.

2. If a Portfolio Security is subject to a stock dividend (i.e., issuance of additional shares of the Portfolio Security) that is given ratably to all holders of shares of the common stock of the issuer of such Portfolio Security, then once such shares are trading ex-dividend, the Share Multiplier will be adjusted so that the new Share Multiplier shall equal the prior Share Multiplier plus the product of: (a) the number of shares of the Portfolio Security issued with respect to one share of such Portfolio Security multiplied by (b) the prior Share Multiplier.

3. There will be no adjustments to the Share Multiplier to reflect cash dividends or distributions paid, if any, with respect to a Portfolio Security other than distributions described under clause (e) of paragraph 5 below and Extraordinary Dividends as described below. An "Extraordinary Dividend" means, with respect to a cash dividend or other distribution with respect to a Portfolio Security to the extent such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend for such Portfolio Security by an amount equal to at least 10% of the Market Price of such Portfolio Security on the Trading Day preceding the ex-dividend date with respect to such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to a Portfolio Security, the Share Multiplier will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Share Multiplier will equal the product of: (a) the then current Share Multiplier multiplied by (b) a fraction, the numerator of which is the closing price per share of the issuer of such Portfolio Security on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for the Portfolio Security will equal:
(1) in the case of cash dividends or other distributions that constitute quarterly dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend, or
(2) in the case of cash dividends or other distributions that do not constitute quarterly dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on a Portfolio Security described in clause (e) of paragraph 5 below that also constitutes an Extraordinary Dividend shall cause an adjustment to the Share Multiplier pursuant only to clause (3) of paragraph 5 below.

4. If the issuer of one of the portfolio securities issues transferable rights or warrants to all holders of such Portfolio Security to subscribe for or purchase such Portfolio Security, including new or existing rights to purchase such Portfolio Security pursuant to a shareholder's rights plan or arrangement, once a triggering event shall have occurred thereunder, at an exercise price per share less than the closing price of one share of such Portfolio Security on:
(a) the date the exercise price of such rights or warrants is determined and (b) the expiration date of such rights or warrants, then, in each case, if the expiration date of such rights or warrants precedes the Maturity Date, then the Share Multiplier will be adjusted to equal the product of the prior Share Multiplier and a fraction, the numerator of which shall be the number of shares of such Portfolio Security outstanding immediately prior to such issuance plus the number of additional shares of such Portfolio Security so offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such Portfolio Security outstanding immediately prior to such issuance plus the number of additional shares of such Portfolio Security which the aggregate offering price of the total number of shares of such Portfolio Security so offered for subscription or purchase pursuant to such rights or warrants would purchase at the closing price of one share of such Portfolio Security on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such closing price.

5. If before the Maturity Date of the notes, (a) there occurs any reclassification or change of any Portfolio Security, (b) the issuer of such Portfolio Security, or any surviving entity or subsequent surviving entity of the issuer of such Portfolio Security (a "Successor Entity"), has been subject to a merger, combination or consolidation and is not the surviving entity, (c) any statutory exchange of securities of any issuer of the portfolio securities or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above, (d) any issuer of the portfolio securities is liquidated, (e) any issuer of the portfolio securities issues to all of its shareholders equity securities of an issuer other than such issuer of the portfolio securities, other than in a transaction described in clauses (b), (c) or (d) above (a "Spin-off Event"), or (f) a tender or exchange offer is consummated for all the outstanding shares of any issuer of the portfolio securities (any such event in clauses (a) through (f) a "Reorganization Event"), then the Portfolio shall be adjusted to include the Reorganization Event Amount. The "Reorganization Event Amount" shall be determined by the Calculation Agent and shall equal (i) for any cash received in a Reorganization Event, an amount equal to the amount of cash received per share of the common stock of such Portfolio Security multiplied by the Share Multiplier in effect on the date all of the holders of shares of such Portfolio Security irrevocably receive such cash, plus accrued interest on the Reorganization Event Amount accruing from the date of the payment or delivery of the consideration, if any, received in connection with such Reorganization Event until the Maturity Date or upon earlier redemption or exchange, as the case may be, at a fixed interest rate determined on the date of such payment or delivery equal to the interest rate that would be paid on a standard senior non-callable debt security of the Company with a term equal to the remaining term of the notes, (2) for any property other than cash or securities received in any such Reorganization Event, the market value, as determined by the Calculation Agent, of such property received for each share of such Portfolio Security at the date of the receipt of such property multiplied by the then current Share Multiplier and payable in cash, (3) for any security received in any such Reorganization Event, the number of shares of such security on the applicable date of determination for maturity, the date of early redemption or the exchange date, as the case may be, equal to the then current Share Multiplier and (4) for any security received in the case of a Spin-off Event, in addition to the shares of such portfolio security, the number of shares of such security on the applicable date of determination for maturity, the date of early redemption, or the exchange date, as the case may be, multiplied by the then current Share Multiplier. The Share Multiplier with respect to any such securities shall equal the product of the Share Multiplier in effect for the portfolio security at the time of the issuance of such securities multiplied by the number of shares of such securities issued with respect to one share of such portfolio security. The Share Multiplier of any such securities will be subject to the same adjustments as that of the Share Multiplier of the portfolio security. The amount to be delivered shall be calculated so as to include any securities received in a Spin-off Event in addition to the shares of the Portfolio Common Stocks already included in the amount due at maturity or upon redemption or exchange. "Exchange Property" means the securities, cash or any other assets distributed in any such Reorganization Event, including, in the case of a Spin-off Event, the share of the Portfolio Security with respect to which the spun-off security was issued.

           For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer for all Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property, in an amount determined on the basis of the rate of exchange in such tender or exchange offer. In the event of a tender or exchange offer with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

           If the issuer of such Portfolio Security, or any Successor Entity, has been subject to a merger, combination or consolidation and is not the surviving entity, or a tender or exchange offer is consummated for all the outstanding shares of such issuer, then the amount to be delivered shall be calculated to include securities, if any, received in any such event instead of such Portfolio Common Stock. The Share Multiplier with respect to any such securities shall equal the product of the Share Multiplier in effect for such Portfolio Common Stock at the time of the issuance of such securities multiplied by the number of shares of such securities issued with respect to one share of the Portfolio Common Stock. The Share Multiplier of any such securities will be subject to the same adjustments as that of the Share Multiplier of the Portfolio Common Stock.

           No adjustments to the Share Multiplier will be required unless such Share Multiplier adjustment would require a change of at least 0.1% in the Share Multiplier then in effect. The Share Multiplier resulting from any of the adjustments specified above will be rounded to the nearest one thousandth with five ten-thousandths being rounded upward.

           No adjustments to the Share Multiplier will be required other than those specified above. However, the Company may, at its sole discretion, cause the Calculation Agent to make additional adjustments to the Share Multiplier to reflect changes occurring in relation to any Portfolio Security or any other Exchange Property in other circumstances where the Company determines that it is appropriate to reflect such changes. The required adjustments specified above do not cover all events that could affect the closing price as applicable to such Portfolio Security, including, without limitation, a partial tender or exchange offer for such Portfolio Security.

           The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the Share Multiplier and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described above, and its determinations and calculations with respect thereto shall be conclusive absent manifest error.

           All percentages resulting from any calculation on the Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent with one-half cent being rounded upwards.

           The Company shall, within ten Business Days following the occurrence of an event that requires an adjustment to the Share Multiplier, or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware, provide written notice to the Trustee, which shall provide notice to the holders of the notes of the occurrence of such event and, if applicable, a statement in reasonable detail setting forth the adjusted Share Multiplier.

General

           Unless the certificate of authentication hereon has been executed by or on behalf of The Chase Manhattan Bank, the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

           This Note is one of a duly authorized issue of Securities (hereinafter called the "Securities") of the Company designated as its Medium-Term Notes, Series B (the "Notes"). The Securities are issued and to be issued under an indenture (the "Indenture") dated as of October 1, 1993, between the Company and The Chase Manhattan Bank, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holder of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture.

           The Notes are issuable only in registered form without coupons in denominations, unless otherwise specified above, of $1,000 and integral multiples thereof. References to payment "per Note" refer to each $1,000 principal amount of this Note. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. If (a) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (b) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (c) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

           This Note is not subject to any sinking fund.

           If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the amount payable or deliverable to a beneficial owner of a Note upon any acceleration permitted by the Notes will be determined by the Calculation Agent and will be calculated as though the date of early repayment were the stated Maturity Date of the Notes.

           The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of the Notes shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

           No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the interest on, and such amounts as are payable upon redemption or exchange or at maturity (as described above) with respect to, this Note and any interest on any overdue amount thereof at the time, place and rate, and in the coin or currency, herein prescribed.

           As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his or her attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

           No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

           The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

           All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.



           IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.





Dated: February   2000


CERTIFICATE OF AUTHENTICATION                         Merrill Lynch & Co., Inc.

This is one of the Securities of the series designated therein    [Copy of Seal]
referred to in the within-mentioned Indenture.


The Chase Manhattan Bank, as Trustee                      By:
                                                                    Treasurer
By:                                                       Attest:
           Authorized Officer                                       Secretary

ANNEX A

            OFFICIAL NOTICE OF EXERCISE OF HOLDER'S EXCHANGE RIGHT


     0.50% Callable and Exchangeable Medium-Term Notes due February   2005
     (Linked to the performance of a specified Portfolio of common stock)

Dated: [On or prior to the fifteenth scheduled Trading Day prior to
February   2005]

Merrill Lynch & Co., Inc.
World Financial Center
South Tower,  5th Floor
New York, New York 10080-6105

Fax No.: (212) 236-3865

(Attn: Treasury)

Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Calculation Agent World Financial Center
North Tower,  5th Floor
New York, New York 10281-1305

Fax No.: (212) 449-2697

(Attn: Operations (Matthew Pomeranz))

The Chase Manhattan Bank
450 West 33rd Street
15th Floor
New York, New York 10001

Fax No.: (212) 946-8161

(Attn: Corporate Trust Department)

           Dear Sirs:

           The undersigned holder of the 0.50% Callable and Exchangeable Medium-Term Notes due February , 2005 of Merrill Lynch & Co., Inc. (Linked to the performance of a specified Portfolio of common stock) (the "Notes") hereby irrevocably elects to exercise with respect to the number of Notes indicated below, as of the date hereof, provided that such day is prior to the fifteenth scheduled Trading Day prior to February , 2005, the Holder's exchange right as described in the attached Note. Capitalized terms not defined herein have the meanings given to such terms in the Note. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon the Company will deliver a specified number of common stock, in accordance with the terms of the Notes.

           Very truly yours,
           -----------------------------
            [Name of Holder]

           By:
              ------------------------------------------
            [Title]

           ---------------------------------------------
            [Fax No.]

           $
            ---------------------------------------------

           Number of Notes surrendered for exercise of the Right to Receive the Equivalent Share Amount

           If you want the Portfolio stock made out in another person's name, fill in the form:


           -----------------------------

           (Insert person's soc. sec. or  tax ID no.)

           -----------------------------

           (Print or type person's name, address and zip code)

           -----------------------------

           Date:
                -------------------------------------------------------------

           Your Signature:
                          ---------------------------------------------------

           Receipt of the above Official
           Notice of Holder's Exchange Right is hereby acknowledged

           MERRILL LYNCH & CO., INC., as Issuer

           MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Calculation Agent

           By THE CHASE MANHATTAN BANK,
           as Trustee


           By:
              ------------------------------------------------------------

              Title:

           Date and time of acknowledgment
                                           -------------------------------

           ASSIGNMENT/TRANSFER FORM

           FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

(insert Taxpayer Identification No.)

(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated: _____________________

                                                    NOTICE: The signature of the
                                                    registered Holder to this
                                                    assignment must correspond
                                                    with the name as written
                                                    upon the face of the within
                                                    instrument in every
                                                    particular, without
                                                    alteration or enlargement or
                                                    any change whatsoever.